UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: April 22, 2021
(Date of earliest event reported)

FEDNAT HOLDING COMPANY
(Exact name of registrant as specified in its charter)

Florida	000-25001	65-0248866
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

14050 N.W. 14th Street, Suite 180 Sunrise, FL
33323
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (800) 293-2532

Not applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock	FNHC	Nasdaq Global Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company         ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 1.01.	Entry into a Material Definitive Agreement.

FNIC Non-Florida Quota-Share Reinsurance.

The Company has terminated its existing 80% quota-share reinsurance treaty with SageSure Anchor Re, Inc. (“Anchor Re”) on a cut-off basis and commuted effective January 31, 2021 by entering into a Commutation Agreement dated April 22, 2021 with Anchor Re. This treaty covered FedNat Insurance Company’s non-Florida book of business. The Company then entered into a new 80% quota-share treaty with Anchor Re on an in-force, new and renewal basis, which covers the same book of business for the thirteen month period from February 1, 2021 through February 28, 2022, through a Non-Florida Property Quota Share Reinsurance Contract with Anchor Re dated April 22, 2021 (the “February 2021 treaty”). The February 2021 treaty includes a limit on the overall net loss that Anchor Re can realize during the treaty term. The Company ceded Anchor Re’s share of its net losses from Winter Storm Uri on FNIC’s non-Florida book of business into the February 2021 treaty, though such cession was reduced by $1.5 million because the treaty was capped as of March 31, 2021 pursuant to the net loss limit. Pursuant to the treaty, Anchor Re has the option, at their discretion, to commute the treaty if the overall net loss limit has been reached, which would require Anchor Re to fund the net loss ceded into the treaty. Subject to actual experience with respect to attritional losses and catastrophe reinsurance costs, the Company estimates that the February 2021 treaty includes capacity to cede approximately $36 million of catastrophe losses over the full treaty term (as earned premium continues to be ceded into the treaty), of which approximately $21.8 million of catastrophe losses have been ceded during the first quarter of 2021. As of March 31, 2021, additional catastrophe cession capacity in the February 2021 treaty is dependent on the emergence of attritional profits over the remaining term of the treaty.

Item 1.02.	Termination of a Material Definitive Agreement.

Reference is made to Item 1.01 of this Current Report on Form 8-K, which is incorporated herein by reference.

Item 2.02.	Results of Operations and Financial Condition.

First Quarter 2021 Catastrophe Losses

FedNat Holding Company (the “Company”) estimates, as of the date of this Current Report on Form 8-K, that catastrophe weather losses incurred during the quarter ended March 31, 2021 will reduce its first quarter net income by approximately $14.5 million, net of all reinsurance recoveries, on an after-tax basis (1). Catastrophe losses in the quarter were driven primarily by Winter Storm Uri (“Uri”), which caused heavy residential damage in Texas, primarily associated with freezing temperatures causing widespread instances of burst water pipes. As previously disclosed, the Company’s aggregate reinsurance retention for Uri is approximately $23 million. In addition, the Company has a co-participation of approximately $18 million in excess of $61 million of losses, which resulted from the portion of our reinsurance program that does not embody the cascading feature where unused limit drops down for subsequent events. This co-participation includes approximately $8 million of reinstatement premiums triggered by this event which will be recognized as ceded premium over the period from the mid-February date of Uri through June 30, 2021. The Company’s total exposure to policyholder claims from Uri is therefore estimated to be $33 million. The Company ceded approximately $19.4 million of net retained Uri losses to Anchor Re, which further reduced the Company’s estimated total net impact from Uri to approximately $13.7 million. Other catastrophe losses in the quarter, excluding Uri, amounted to approximately $4.6 million, net of all recoveries. See “Reinsurance Update” in Item 7.01 below for further information, including first quarter earnings impacts from supplemental reinsurance purchases over the course of the catastrophe reinsurance treaty year.

Total pre-tax net catastrophe losses for first quarter 2021, by state, are estimated as follows (in millions) (1):

Texas	$15.2
Louisiana	2.9
Florida and other	0.2
Total (pre-tax)	$18.3

(1)Excludes $1.0 million, pre-tax, of reinstatement ceded premium recognized during the first quarter related to Uri after related reinsurance recoveries and $5.2 million, pre-tax, of offsetting claims handling revenue the Company expects to earn on these first quarter catastrophe weather events.

Reference is made to Item 7.01 of this Current Report on Form 8-K, which is incorporated herein by reference.

Item 7.01.	Regulation FD Information.

Strategic Review Update

In November 2020, our Board of Directors formed a Strategic Review Committee, to oversee a review of the Company’s business plan, capital deployment, geographic footprint and long-term strategy to identify potential strategic initiatives that could enhance value for the Company’s stakeholders, in particular its shareholders.

The Company recently completed two capital raising transactions providing additional capital to increase holding company liquidity and strengthen the Company’s capital position as it seeks to realize the benefits of existing initiatives intended to improve the profitability of its homeowners business and build long-term value. Aggregate gross proceeds from these two recent capital raising transactions totaled $38.1 million.

The Strategic Review Committee continues to evaluate various strategic initiatives to enhance shareholder value including, among other things, changes in the Company’s strategy or operations, potential strategic business combinations, or continuing to execute on the Company’s current business plan. The Strategic Review Committee continues to work with its financial advisor, Piper Sandler & Co., on this process.

The Company does not intend to comment further about the strategic review process unless and until the Board has approved a specific course of action or the Company determines that additional disclosure is either appropriate or required. There can be no assurance that the strategic review will result in additional transactions or any other courses of action.

Reinsurance Update

The Company is providing certain updates to its reinsurance program, which was previously described in the Company’s Form 10-K for the year ended December 31, 2020 (the “2020 Form 10-K”).

MIC – Purchase of Aggregate Reinsurance Cover. As previously disclosed, effective January 1, 2021, the Company entered into a new Aggregate Excess of Loss program on its Maison book of business. This new program provides coverage, excluding named storms, of 65% of $15 million excess of $10 million with an $850,000 occurrence deductible and a $4.15 million occurrence limit at an approximate annual cost of $2.3 million. Catastrophe losses from Uri satisfied a portion of the annual aggregate retention subject to this treaty.

Additional Back-up Coverage. As previously disclosed, after Winter Storm Uri, the Company secured additional reinsurance limit of 50% of $70 million excess of $25 million and 100% of $15 million excess of $10 million, at an approximate cost $13 million which will be recognized as ceded premium over the period from March 1, 2021 through May 31, 2021. This limit is available for events occurring during this period for all carriers and all states, with a portion excluding named storms.

In aggregate, supplemental catastrophe reinsurance purchases and reinstatement premium co-participations during the current catastrophe treaty year drove approximately $13.6 million of incremental ceded premium in the first quarter of 2021, as compared to the baseline cost of the Company’s catastrophe reinsurance program incepted on July 1, 2020. For the second quarter of 2021, the incremental ceded premium above the baseline cost is projected to be approximately $20.6 million.

_____________________________

This Current Report on Form 8-K contains statements that may be deemed forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements are therefore entitled to the protection of the safe harbor provisions of these laws. Forward-looking statements generally may be identified by the use of forward-looking terminology such as "anticipate," "believe," "budget," "contemplate," "continue," "could," "envision," "estimate," "expect," "forecast," "guidance," "indicate," "intend," "may," "might," "outlook," "plan," "possibly," "potential," "predict," "probably," "pro-forma," "project," "seek," "should," "target," "will," "would," "will be," "will continue" or the negative thereof or other variations thereon or comparable terminology and, in this report includes our statements regarding estimated catastrophe losses, incremental ceded premiums from supplemental reinsurance purchases, and capacity to cede catastrophe losses into a quota-share treaty. The Company has based these forward-looking statements on its current expectations, assumptions, estimates and projections. While the Company believes these expectations, assumptions, estimates and projections are reasonable, such forward-looking statements are only predictions and involve a number of risks and uncertainties, many of which are beyond the Company's control. These and other important factors may cause our actual results, performance or achievements to differ materially from any future results, performance or achievements expressed or implied by these forward-looking statements. Management cautions that any such forward-looking statements are not guarantees of future performance, and readers cannot assume that such statements will be realized or that the forward-looking events and circumstances will occur. Factors that might cause such a difference include, without limitation, that final results regarding catastrophe losses, additional reinsurance purchases, loss ratio performance of business, as well as the risks and uncertainties discussed under “Risk Factors” in the Company's 2020 Form 10-K, and discussed from time to time in the Company's reports filed with the Securities and Exchange Commission. The Company expressly disclaims any intent, obligation or undertaking to update or revise any forward-looking statements made herein to reflect any change in our expectations with regard thereto or any change in events, conditions or circumstances on which any such statements are based.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.
104	Cover Page Interactive File (the cover page tags are embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FEDNAT HOLDING COMPANY

Date: April 26, 2021	By:	/s/ Ronald A. Jordan

Name:	Ronald A. Jordan
Title:	Chief Financial Officer
(Principal Financial Officer)